UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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DYNAMIC MATERIALS CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DYNAMIC MATERIALS CORPORATION
5405 Spine Road
Boulder, Colorado  80301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2007

To the Stockholders of
DYNAMIC MATERIALS CORPORATION:	April 30, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DYNAMIC MATERIALS CORPORATION, a Delaware corporation, will be held on June 6, 2007 at 9:00 a.m. local time at the St. Julien Hotel in Boulder, Colorado for the following purposes:

1.               To elect directors to hold office until the 2008 Annual Meeting of Stockholders.

2.               To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 to 25,000,000.

3.               To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

4.               To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Board of Directors has fixed the close of business on April 20, 2007, as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ RICHARD A. SANTA
RICHARD A. SANTA
Vice President, Chief Financial Officer and Secretary

Boulder, Colorado

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR THAT PURPOSE, WITH POSTAGE PREPAID IF MAILED IN THE UNITED STATES. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

DYNAMIC MATERIALS CORPORATION
5405 Spine Road
Boulder, Colorado  80301

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2007

Information Concerning Solicitation and Voting

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Dynamic Materials Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on June 6, 2007 at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the St. Julien Hotel, which is located at 900 Walnut Street in Boulder, Colorado.  We intend to mail this proxy statement and accompanying proxy card on or about April 30, 2007, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

Outstanding Shares and Quorum

Only holders of record of common stock at the close of business on April 20, 2007 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 20, 2007, we had [            ] shares of common stock outstanding and entitled to vote.  Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

One-half of the outstanding shares of common stock represented in person or by proxy will constitute a quorum at the Annual Meeting. However, if a quorum is not represented at the Annual Meeting, the stockholders entitled to vote at the meeting, present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than by announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the originally scheduled meeting.

Voting Rights

Votes cast by proxy or in person will be counted by one or more persons appointed by us to act as inspectors (the “Election Inspectors”) for the Annual Meeting. The Election Inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum and for determining the outcome of any matter submitted to the stockholders for a vote.

Broker non-votes occur when a broker holding stock in street name votes the shares on some matters but not others. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instruction from the beneficial owner of the stock but are not permitted to vote on non-routine matters. The missing votes on non-routine matters are deemed to be “broker non-votes.” The Election Inspectors will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Abstentions and broker non-votes are considered neither votes “for” nor “against.” Proxies may not be voted for a greater number of persons than the five named nominees. It is intended that unless authorization to vote for one or more nominees for director is withheld, proxies will be voted for the election of all of the nominees named in this Proxy Statement.

The proposed amendments to the Certificate of Incorporation to increase the number of authorized shares of common stock will be adopted if a majority of the outstanding stock entitled to vote thereon votes “for” the amendment. Abstentions and broker non-votes will be equivalent to a vote “against” this matter.

The selection of our auditors will be ratified if the number of votes of authorized shares of our common stock cast in favor of the proposal exceeds the votes cast opposing the proposal.  Abstentions and broker non-votes are considered neither a vote “for” nor “against” this proposal.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time prior to the Annual Meeting. It may be revoked by filing with our Secretary at our principal executive office, 5405 Spine Road, Boulder, Colorado 80301, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. If no direction is indicated, the shares will be voted FOR each of the proposals set forth in this proxy statement. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Annual Meeting.

Stockholder Proposals

Proposals of stockholders that are intended to be presented at our 2008 Annual Meeting of Stockholders must be received by us not later than December 31, 2007 in order to be included in the proxy statement and proxy relating to that annual meeting.

Any stockholder proposal to be considered at our 2008 Annual Meeting, but not included in the proxy materials, must be submitted in writing and received by us not fewer than 60 days prior to the 2008 Annual Meeting; provided, however, that in the event that fewer than 70 days’ notice or public announcement of the date of the meeting is given or made to stockholders, to be timely, notice by the stockholder must be received not later than the close of business of the tenth day following the day on which we first publicly announce the meeting date.

PROPOSAL 1

ELECTION OF DIRECTORS

There are five nominees for election to the Board.  Each director to be elected will hold office until the 2008 Annual Meeting of Stockholders.  In any event, a director elected pursuant to this proxy statement will hold office until his successor is elected and is qualified, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Corporate Governance and Nominating Committee may propose.  Each person nominated for election has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve.  Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

NOMINEES

The names of the nominees and certain information about them are set forth below.

Mr. Dean K. Allen.  Mr. Allen, age 71, has served as a director since July 1993 and Chairman of the Board since May 2006.  In January 2001, Mr. Allen retired as President of Parsons Europe, Middle East and South Africa, a position he had held since February 1996. Mr. Allen was Vice President and General Manager of Raytheon Engineers and Constructors, Europe, from February 1994 to December 1995.  Earlier in his career, Mr. Allen served as Executive Vice President of Fluor Corporation, where he was employed for 25 years.  He currently serves as a director for Techo Consult International.

Mr. Yvon Pierre Cariou.  Mr. Cariou, age 61, has served as our President and Chief Executive Officer since November 2000 and as a director since May 2006. From March 2000 to November 2000, Mr. Cariou was a consultant who performed research and development projects for the oil industry and market research for a start-up company. From November 1998 to March 2000, Mr. Cariou was President and Chief Executive Officer of Astrocosmos Metallurgical Inc., a division of Groupe Carbone Lorraine of France, involved in the design and fabrication of process equipment for the chemical and pharmaceutical industries. From September 1993 to September 1998, Mr. Cariou was a Partner and Vice President Sales and Marketing of Hydrodyne/FPI Inc., an aerospace components manufacturer specializing in liquid propulsion. From January 1991 to September 1993, Mr. Cariou was President of MAINCO Corp., an elevator design, build and service company and a division of Nu-Swift, a public company based in the United Kingdom.  Earlier in his career, Mr. Cariou served as President and Chief Executive Officer of L.A. Water Treatment Inc., an industrial and municipal water treatment systems company and a subsidiary of London-based Thames Water Plc and as President and Chief Executive Officer of Goldsworthy Engineering, a specialist in the engineering and manufacture of automated systems for the laying of aerospace composite materials. He also spent fifteen years with Carbone Lorraine, a global industrial components manufacturer, where he held various executive positions in France and the United States, including President of Carbone USA Corp.

Mr. Bernard Hueber.  Mr. Hueber, age 65, served as a director from June 2000 to June 2005 and was Chairman of the Board from June 2000 until June 2002 before rejoining the Board in June 2006. Following his retirement from Groupe SNPE in June 2002, Mr. Hueber became Secretary General of the Federation of European Explosives Manufacturers (FEEM) and continues to serve in that capacity.  From 1990 to December 2001, Mr. Hueber served as the Chairman of the Board and Chief Executive Officer of Nobel Explosifs France.  From January 2002 until his retirement from Groupe SNPE in June 2002, Mr. Hueber served as General Manager of Groupe SNPE’s Industrial Explosives operating unit. From June 2003 to the present, Mr. Hueber has served as a Director of Financiere Harle Bickford & Cie and its subsidiary Davey Bickford & Smith. These companies are involved in pyrotechnics for the explosives and automotive industries and in radio communication.

Mr. Gerard Munera.  Mr. Munera, age 71, has served as a director since September 2000. From October 1996 to the present, Mr. Munera has been General Manager of Synergex Group LLC, a personally controlled holding company with diversified investments, including real estate, securities, gold mining and high technology industries.  Mr. Munera is also a Director of Meridian Gold Inc., Mag Industries Corporation and Nevsun Resources Ltd.  Between 1990 and 1991, Mr. Munera was Senior Vice President of Corporate Planning and Development and a member of the Executive Committee of RTZ plc. Between 1991 and 1994, Mr. Munera was President of Minorco (USA), a diversified $1.5 billion natural resources group. From 1994 to October 1996, Mr. Munera was Chairman and CEO of Latin American Gold Inc., a gold exploration and mining company.

Mr. Richard P. Graff.  Mr. Graff, age 60, is a retired partner of PricewaterhouseCoopers LLP where he served as the audit leader in the United States for the mining industry, until his retirement on December 31, 2001. Mr. Graff began his career with PricewaterhouseCoopers LLP in 1973.  Since his retirement, Mr. Graff has been a consultant to the mining industry and, most recently, has served as a member of a Financial Accounting Standards Board task force for establishing accounting and financial reporting guidance in the mining industry.  He received his undergraduate degree in Economics from Boston College and his post-graduate degree in Accounting from Northeastern University.  He currently serves on the board of directors of Meridian Gold Inc. and NewWest Gold Corporation.

Requisite Vote

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Abstentions and broker non-votes are considered neither votes “for” nor “against.”

THE BOARD RECOMMENDS
A VOTE “FOR” EACH NAMED NOMINEE

Executive Officers

The following individuals serve as our executive officers. Each executive officer is appointed by the Board and serves at the pleasure of the Board, subject to the terms of the employment agreement described under “Executive Compensation.”

Name	Position	Age

Mr. Yvon Pierre Cariou	President and Chief Executive Officer	61
Mr. Richard A. Santa	Vice President, Chief Financial Officer and Secretary	56
Mr. John G. Banker	Vice President, Marketing and Sales, Clad Metal Division	60

Mr. Yvon Pierre Cariou. Information regarding Mr. Cariou, our President and Chief Executive Officer, is provided under Proposal 1 of this proxy statement under the caption, “Nominees.”

Mr. Richard A. Santa. Mr. Santa has served as our Vice President, Chief Financial Officer and Secretary since October 1996 and served as interim Chief Financial Officer from August 1996 to October 1996. Prior to joining us in August 1996, Mr. Santa was Corporate Controller of Scott Sports Group Inc. from September 1993 to April 1996. From April 1996 to August 1996, Mr. Santa was a private investor. From June 1992 to August 1993, Mr. Santa was Chief Financial Officer of Scott USA, a sports equipment manufacturer and distributor. Earlier in his career, Mr. Santa was a senior manager of PricewaterhouseCoopers LLP, where he was employed for ten years.

Mr. John G. Banker. Mr. Banker has served as our Vice President, Marketing and Sales, Clad Metal Division since June 2000. From June 1996 to June 2000, Mr. Banker was President of CLAD Metal Products, Inc. From June 1977 to June 1996, Mr. Banker was employed by us and served in various technical, sales and management positions. Mr. Banker held the position of Senior Vice President, Sales and New Business Development from June 1991 to July 1995.

Board of Directors

Meeting Attendance

Directors are encouraged to attend our Annual Meeting of Stockholders.  Four directors attended the 2006 Annual Meeting of Stockholders held on September 21, 2006, each of whom are up for re-election and were directors at that time.

During the fiscal year ended December 31, 2006, all of our current directors attended more than 75% of the aggregate of (i) the number of meetings of the Board and (ii) the number of meetings of the committees on which they served.

Director Independence

The Board has determined that three of our four current directors, including Mr. Allen, Mr. Munera and Mr. Hueber, all of whom are up for reelection, are “independent” directors as defined in Section 10A of the Securities Exchange Act of 1934, as amended, the rules promulgated by the SEC thereunder, and the applicable rules of the Nasdaq. In making its determinations of independence, in addition to consideration of the relevant SEC and Nasdaq rules, the Board considered factors for each director such as any other directorships, any employment or consulting arrangements, and any relationship with our customers or suppliers.  Mr Graff, a nominee for election to the Board is also an independent director under these criteria. Mr. Cariou, our President and Chief Executive Officer, is the only Board member that is not independent based on these criteria. All members of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are independent directors.

Our independent, non-executive directors hold regularly scheduled meetings in executive session, at which only independent, non-executive directors are present.

Board Committees and Meetings

During the fiscal year ended December 31, 2006, the Board held six meetings. The Board currently has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

The Audit Committee

The Audit Committee meets with our independent registered public accounting firm at least four times a year to (i) review the results of the annual audit and discuss the financial statements; (ii) hire the independent registered public accounting firm to be retained; and (iii) receive and consider the accountants’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. From January 2006 through September 2006, the Audit Committee was composed of Mr. Dean K. Allen, Dr. George W. Morgenthaler and Mr. Gerard Munera. Following the retirement of Dr. George W. Morgenthaler from the Board in September 2006, the Board appointed Mr. Bernard Hueber to the Audit Committee.  All members of the Audit Committee are non-employee directors whom the Board has determined to be “independent” as that concept is defined in Section 10A of the Securities Exchange Act of 1934, as amended, the rules promulgated by the SEC thereunder, and the applicable rules of the Nasdaq.  The Audit Committee has determined that Mr. Gerard Munera qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.  The Audit Committee met five times during the 2006 fiscal year.

In June 2000, the Board adopted a written Charter of the Audit Committee.  The charter, which was revised in April 2004, requires the Audit Committee be comprised of three or more independent directors, at least one of whom has relevant financial or accounting experience.  The Charter of the Audit Committee was also revised in April 2007 to charge the Audit Committee with the responsibility of reviewing any related party transactions for potential conflicts of interest pursuant to our Related Party Transaction Policy and Procedures, which are described in more detail under, “Certain Relationships and Related Transactions.”  A copy of the Charter of the Audit Committee is attached hereto as Exhibit A.

The Compensation Committee

The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and non-employee directors under our stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate.  From January through May 2006, the Compensation Committee was composed of the following non-employee directors: Mr. Michel Nicolas, Mr. Dean Allen, Mr. Francois Schwartz, and Dr. George W. Morgenthaler.  Following the resignation of Mr. Michel Nicolas and Mr. Francois Schwartz in May 2006, the Board appointed Mr. Gerard Munera as a member of the Compensation Committee. Following the retirement of Dr. George W. Morgenthaler in September 2006, the Board appointed Mr. Bernard Hueber to the Compensation Committee.  The Compensation Committee met in person two times during the 2006 fiscal year.

In August 2006, the Board adopted a written Charter of the Compensation Committee.  The Charter of the Compensation Committee was revised in April 2007 to charge the Compensation Committee with responsibility for reviewing and discussing the Compensation Discussion and Analysis (the “CD&A”) with the Company’s executives and determining whether to recommend that the CD&A be included in the Company’s Annual Report or proxy statement for the Annual meeting of stockholders.  A copy of the Charter of the Compensation Committee is attached hereto as Exhibit B.

The Corporate Governance and Nominating Committee

In June 2006, the Board established a Corporate Governance and Nominating Committee and adopted a charter for the committee.  A copy of the Charter of the Corporate Governance and Nominating Committee is attached hereto as Exhibit C.  From June through September 2006, the Corporate Governance and Nominating Committee was composed of Mr. Dean K. Allen, Dr. George W. Morgenthaler and Mr. Gerard Munera.  The Board appointed Mr. Bernard Hueber to the Corporate Governance and Nominating Committee following the retirement of Dr. George W. Morgenthaler in September 2006.  The purposes of the Committee are (i) to identify and recommend individuals to the Board for nomination as members of the Board and its committees; (ii) to develop and recommend to the Board corporate governance principles applicable to the Corporation; (iii) to oversee the Board’s annual evaluation of its performance; and (iv) to undertake such other duties as the Board may from time to time delegate to the Committee.  The Corporate Governance and Nominating Committee met two times during the 2006 fiscal year.

On June 8, 2006, the Corporate Governance and Nominating Committee recommended to the Board that Mr. Hueber, a former Chairman of the Board, be appointed to fill the unexpired term of one of the director positions.  Mr. Hueber officially accepted this appointment on June 14, 2006.  At the recommendation of Mr. Munera, the Corporate Governance and Nominating Committee approved Mr. Graff as a candidate for election to the Board at the Annual Meeting.

The Board does not have a formal policy with regard to the consideration of any director nominees recommended by its stockholders because historically we have not received recommendations from our stockholders and the costs of establishing and maintaining procedures for the consideration of stockholder nominations would have been unduly burdensome.  However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees recommended by Board members, management or other parties are evaluated.  Any stockholder nominations proposed for Board consideration should include the nominee’s name and qualifications for Board membership and should be mailed to Dynamic Materials Corporation, c/o Corporate Secretary, 5405 Spine Road, Boulder, Colorado 80301, or faxed to (303) 604-3948.  We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Qualifications for consideration as a director nominee may vary according to the particular area of expertise being sought as a complement to the existing Board composition.  However, in making its nominations, the Board considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting our business, time available for meetings and consultation and other particular skills and experience possessed by the individual.

We do not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Communications with the Board

The Board believes that it is important for stockholders to have a process to send communications to the Board.  Accordingly, stockholders desiring to send a communication to the Board, or to a specific director, may do so by delivering a letter to our Secretary at Dynamic Materials Corporation, c/o Corporate Secretary, 5405 Spine Road, Boulder, Colorado 80301 or fax to (303) 604-3948.  The mailing envelope or fax cover sheet must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.”  All such letters must identify the author as a stockholder and clearly state whether the intended recipients of the letter are all members of the Board or certain specified individual directors.  The Secretary will open such communications and make copies, and then circulate them to the appropriate director or directors.

PROPOSAL 2

INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board is asking the stockholders to approve an amendment to our Certificate of Incorporation to increase the authorized shares of our common stock from 15,000,000 to 25,000,000 shares.  The Board believes the increase in the authorized shares is necessary to provide it with the flexibility to act in the future with respect to financings, acquisitions, stock splits and other corporate purposes, without the delay and expense of obtaining stockholder approval each time an opportunity requiring the issuance of shares may arise.

On April 20, 2007, we had approximately [        ] shares of common stock issued and outstanding.  Also as of April 20, 2007, there were [        ] shares of common stock reserved for issuance under our equity incentive plans.  Of this number, [        ] shares were reserved for issuance upon exercise of outstanding options that were previously granted under our 1997 Equity Incentive Plan, [        ] shares are reserved for future grant under our 2006 Stock Incentive Plan and [        ] shares are reserved for issuance under our Employee Stock Purchase Plan.

The additional shares of common stock would have rights identical to the currently outstanding common stock.  Adoption of the proposed amendment and any issuance of the common stock would not affect the rights of our stockholders except for the effects incidental to increasing the number of shares of common stock outstanding.  Incidental effects of the increase in the outstanding number of shares may include dilution of the earnings per share and voting rights of current holders of common stock.  If the amendment is adopted, it will become effective upon filing of a certificate of amendment of our Certificate of Incorporation with the Secretary of the State of Delaware.

Although the issuance of additional shares of common stock could, in certain instances, discourage an attempt by another person or entity to acquire control of us, we have not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for anti-takeover purposes.

Our Board has no present arrangements or agreements to issue any of the proposed additional shares of common stock.  However, we review and evaluate potential capital raising activities, transactions and other corporate action on an on-going basis to determine if such actions would be in our best interest and the best interest of our stockholders.

If the proposal is approved, we intend to file an amendment to our Certificate of Incorporation in substantially the form adopted in the Board resolution attached to this proxy statement as Exhibit D. The amendment to the Certificate of Incorporation will be effective immediately upon acceptance of filing by the Secretary of State of the State of Delaware. Thereafter, the Board would generally be free to issue common stock without further action on the part of the stockholders.

Requisite Vote

The proposed amendments to the Certificate of Incorporation to increase the number of authorized shares of common stock will be adopted if a majority of the outstanding stock entitled to vote thereon votes “for” the amendment.  Abstentions and broker non-votes will be equivalent to a vote “against” this matter.

THE BOARD RECOMMENDS
A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm for the fiscal year ending December 31, 2007.  E&Y has been so engaged since July 18, 2002.

Ratification of the selection of E&Y by stockholders is not required by law.  However, as a matter of internal policy, such selection is being submitted to the stockholders for ratification at the Annual Meeting and it is the present intention of the Board to continue this policy.

A representative of E&Y will be present at the annual meeting and will be available to respond to appropriate questions.  We do not anticipate that the representative will make a prepared statement at the meeting; however, he or she will be free to do so if he or she chooses.

Requisite Vote

The selection of our auditors will be ratified if the number of votes of authorized shares of our common stock cast in favor of the proposal exceeds the votes cast opposing the proposal.  Abstentions and broker non-votes are considered neither a vote “for” nor “against” this proposal.

THE BOARD RECOMMENDS
A VOTE “FOR” PROPOSAL 3.

COMPENSATION DISCUSSION AND ANALYSIS

On May 15, 2006, SNPE, Inc., which we refer to as SNPE, completed the sale, in a registered public offering, of its majority ownership of the company.  In connection with the sale, SNPE’s representatives on our Board resigned from the Board.  Prior to the sale, our compensation policies and philosophy reflected those of SNPE, as modified by the needs of the U.S. market.  As the majority owner of the company, final compensation decisions were made by SNPE through its representatives who were members of the Compensation Committee.  After May 2006, the Compensation Committee, which is now composed solely of independent directors, took control of executive compensation decisions.  The current Compensation Committee’s policies and philosophy are described below.

This section summarizes the philosophical principles, the objectives of specific programs, and other factors we considered in setting compensation for our named executive officers during 2006.  The section includes a discussion of:

•                  the roles of the various parties involved in executive compensation decisions,

•                  the philosophy and objectives of our executive compensation program,

•                  the primary elements of our executive compensation program,

•                  compensation decisions affecting our named executives, and

•                  the impact of regulatory requirements.

Roles of the Parties Involved in Executive Compensation Decisions

Role of Compensation Committee.  Our executive compensation program is administered by our Compensation Committee.  Pursuant to the Compensation Committee Charter, the Compensation Committee is to be composed of at least three non-employee directors who are also “independent directors,” as defined under the applicable corporate governance rules of Nasdaq, and operates pursuant to a charter which is set forth on Exhibit B to this proxy statement.  The Compensation Committee reviews the compensation arrangements of our named executive officers and recommends certain compensation arrangements for these officers to the Board for its consideration and approval.  The Compensation Committee seeks to ensure that our compensation policies and practices: (i) are consistent with our values and pay philosophy and (ii) support the successful recruitment, development and retention of executive talent who are focused on achieving our business objectives and optimizing our long-term financial returns to stockholders.  Additional information regarding the Compensation Committee is contained in the section of this proxy statement entitled, “Corporate Governance.”

Compensation Committee’s Activity during 2006.  The following directors served on the Compensation Committee during the fiscal year ending December 31, 2006: Messrs. Dean K. Allen, chairman of the Committee; Gerard Munera (commencing in May 2006) and Bernard Hueber (commencing in September 2006); Michel Nicolas and Francois Schwartz, who resigned in May 2006 in connection with the sale by SNPE of its majority stake in the company; and George W. Morgenthaler, who accepted a Director Emeritus position in September 2006.  The Committee met in person two times during 2006.  No executives were present at any of the Committee’s meetings.

Role of Outside Compensation Consultant.  The Compensation Committee engaged an outside compensation consultant, ECG Advisors, LLC, which we refer to as ECG Advisors, in early 2006 to assist the Compensation Committee in making compensation decisions with respect to the named executive officers.  ECG Advisors is an independent firm that provides consultation services only to boards of directors and their compensation committees, and does not provide any other services to us.

Role of Chief Executive Officer in Compensation Decisions.  The Compensation Committee reviews and approves the compensation programs for all executive officers including the named executive officers, subject to review and approval by the full Board.  The Chief Executive Officer confers with the Chairman of the Compensation Committee in determining the compensation for the executive officers other than himself.

Philosophy and Objectives of Our Executive Compensation Programs

Our compensation philosophy is to (i) provide a compensation program that attracts, motivates and retains high-caliber managerial talent, (ii) offer compensation opportunities that are competitive with those provided by other comparable U.S. public and private companies, (iii) create incentive compensation opportunities that emphasize the importance of achieving both short-term performance measures (i.e., annual) and long-term strategic goals, and (iv) sponsor incentive pay programs which are linked to stockholder value. The principal forms of executive compensation are base salary, annual performance bonuses and equity grants, including restricted stock and stock options.  The Compensation Committee reviews our compensation philosophy on an annual basis and makes periodic adjustments based on both internal and market-driven factors.

Below is a brief summary of the objectives of our executive compensation program:

1.               Linkage to Our Performance.  Our executive compensation program strives to link executive compensation to our performance at the company, business/functional unit and individual levels.  To this end, a sizable portion of each named executive officer’s total compensation package is linked to accomplishing specific and measurable goals, including growing revenue profitably and increasing stockholder value.  Executives generally will be rewarded only when and if our annual and longer-term business goals are being, or have been, achieved.  Moreover, we strive to set levels of total compensation that reflect our relative performance versus that of comparable companies.  This linkage helps us attract highly-qualified talent, motivate executives to perform at their highest levels, reward outstanding achievement, and retain those individuals with the leadership abilities and skills necessary for building long-term value.

We believe that the interests of our named executive officers should be closely aligned with those of our stockholders.  We have historically used grants of stock options and restricted shares to reinforce a long-term focus on delivering value to stockholders.  Beginning in fiscal year 2007, we established stock ownership guidelines for key executives including the named executive officers (and directors), as described in more detail below.  We strongly believe that stock ownership by our executives and directors further motivates them to build long-term value by reinforcing the alignment of their interests with those of our stockholders.

2.               Pay Mix.  As previously noted, a high proportion of total pay for our named executive officers comes from incentive pay that is awarded, based on the achievement of company, business/functional unit and individual goals.  On average, about two-thirds or more of the total compensation packages for our named executive officers is intended to be delivered through short-term and long-term incentives.  We strive for a pay mix that reflects our compensation philosophy and performance-driven culture.

3.               Use of Market Research.  At the direction of the Compensation Committee, ECG Advisors researches market compensation levels and trends on an ongoing basis.  This research focuses on all aspects of compensation for our named executive officers.  We gather research data from several different data sources, including various executive compensation surveys of companies in basic materials/manufacturing industries with comparable annual revenues.  Data for “peer group” companies in our industry is not available, however, since our competitors are foreign-owned and/or are wholly-owned subsidiaries or divisions of larger companies.

The different aspects of research include identifying: (i) compensation levels by executive position; (ii) the overall mix of pay elements; (iii) forms of compensation provided by other companies; and (iv) other key details of certain compensation programs, such as vesting, stock ownership levels, stock ownership guidelines, benefits and perquisites provided to executives.  We also research different aspects of performance, including: (i) the relationship between performance and pay; (ii) a comparison of our historical performance to whatever reference group makes best sense (iii) the proportion of total pay that is based on performance; and (iv) the types of performance measures that are used by other companies for their annual and long-term incentive programs.

4.               Competitive Compensation Levels.  We operate in a highly competitive business environment; therefore, our compensation programs need to support the goal of attracting and retaining highly talented employees.

During 2006, we compared the compensation of our named executive officers to the market data we had gathered to help establish compensation levels for each executive.  We target compensation at the median of the market data for comparable senior positions at companies in basic materials/manufacturing industries with comparable annual revenues.  We select the median as we intend not pay compensation at levels below or above the midpoint of market.  Our philosophy on annual and long-term incentive compensation is that it should vary with our performance, relative to budgets, goals and expectations.  For example, executives should receive above-average incentive compensation if their performance exceeds what the Board believes to be the industry’s results.  Thus, if our performance exceeds that of comparable companies in basic materials/manufacturing industries with comparable annual revenues, then executives may earn total compensation in an amount greater than the market-average.  Compensation levels can also increase or decrease based on each named executive officer’s individual performance and level of responsibility.

5.               Stock Ownership Guidelines.  Our Compensation Committee and Board strongly believe that the best way to strengthen the link between our named executive officers (and directors) and stockholders is to require these individuals to own a significant amount of our common stock.  Within three years of the commencement of the program on January 1, 2007, the following levels are expected to be attained: our Chief Executive Officer must hold common stock with a value that is at least five (5) times his salary; the Chief Financial Officer and the Vice President, Marketing must hold stock worth at least three (3) times their respective salaries; and non-employee directors must hold stock worth at least five (5) times their annual cash fees from serving as a director.  Restricted stock and stock options are not counted for purposes of these guidelines.  In granting new stock compensation for our named executive officers from time to time, the Compensation Committee may take into account whether the proposed grantee is in compliance with the stock ownership guidelines.

6.               Perquisites.  We provide few perquisites to our named executive officers.  The perquisites that we provide are intended to help our named executive officers be more productive and efficient, or to protect us and the executive from certain business risks.  In 2006, the named executive officers received certain supplemental disability and life insurance benefits.  Coverage under the life insurance policies was $500,000 for our Chief Executive Officer and $300,000 for each of the other named executive officers.  Also in 2006 we leased automobiles for the full year for the Chief Executive Officer and Chief Financial Officer, and (ii) starting in December 2006, for the Vice President, Sales & Marketing.  We also paid all operating expenses associated with the leased automobiles.  ECG Advisors’ review of competitive market data indicates that the perquisites provided to our named executive officers are reasonable and within the bounds of competitive and defensible practice for comparable companies.

7.               Retirement Benefits.  We do not sponsor any retirement plan for executives that would provide a pension benefit above the level provided to our other employees.  We provide all eligible employees, including the named executive officers, with a 401(k) savings plan to which we make matching contributions.  The 401(k) savings plan allows eligible employees to defer a percentage of their eligible compensation on a pre-tax basis, subject to the applicable dollar limit set by the Internal Revenue Service.  We make a matching contribution of 100% of an employee’s contribution up to 3% of eligible compensation and 50% of an employee’s contribution on the next 2% of eligible compensation.

8.               Employment Contracts and Severance Protection.  Our named executive officers have employment agreements with us.  The primary purpose of the employment agreements is to set forth with clarity the terms and conditions of the executive’s employment, to protect us from certain business risks (e.g., disclosure of trade secrets and improper competitive conduct), and to specify our right to terminate the employment relationship under various conditions.  The employment agreements also protect the executive from certain risks, including termination of employment without cause.  They do not, however, provide any special terms pertaining to a change in control of the company.  A detailed summary of the provisions of the employment agreements for our named executive officers can be found below under “Discussion of Summary Compensation and Grants of Plan Based Awards Tables.”

Primary Elements of Our Executive Compensation Programs

Our philosophy on each element of our executive compensation program is as follows:

1.               Base salary is what we pay our named executive officers for their efforts for doing their job, given their scope of responsibility and their accountability for results that impact our success.

2.               Annual incentive bonuses are what we pay our named executive officers for the short-term results of their efforts, for growing annual revenues profitably, and for other short-term tasks and initiatives that are important to our success.

3.               Long-term/stock incentive compensation is what we pay executives for the long-term results of their efforts, for growing the value of the enterprise and enhancing value for stockholders.

Effectively, the named executive officers receive a “commission” for their work, which is a relatively small percentage of the incremental value that they produce.  Elements #2 and #3 above are pay for performance.  We intend these elements to constitute the majority of our named executive officers’ pay, assuming that their performance meets or exceeds our goals.

Base Salary.  When establishing base salaries for our named executive officers, the Compensation Committee considers compensation paid for similar positions at comparable companies included in compensation surveys.  Using this information, it establishes salary guidelines that reflect the responsibilities of the executive in relation to similar positions in comparable companies.  It also, in setting salaries, considers the named executive officer’s performance against certain corporate objectives, such as successful execution of our strategies, comparisons of budgeted amounts to actual amounts, and our overall profitability.  Other factors, such as specific job responsibilities, length of time in their current position, and the potential for future advancement, influence the Compensation Committee’s final determination of salaries for the named executive officers.

Annual Incentive Bonus.  We provide annual incentive bonus awards for our named executive officers to promote the achievement of our short-term (i.e., annual) business objectives.  The amount of the incentive award varies by the extent to which the named executive officer’s target objectives are achieved.  At the start of each fiscal year, the Compensation Committee and the Board review and approve our performance objectives for the total company and our named executive officers.  Our objectives consist of operating, strategic and financial goals that are considered critical to our fundamental long-term goal of building stockholder value.

After the end of the fiscal year, the Compensation Committee evaluates the degree to which we have met our goals.  It then determines individual awards by evaluating each named executive officer’s performance against our or division objectives, allocating a portion of the award pool based upon the named executive officer’s bonus formula.  Awards are paid in cash in the following February or March.

For 2006, each named executive officer had a defined bonus formula for the year.  The amount of the targeted bonus was generally based on comparable market research (as discussed above) and the bonus opportunities for similar positions at companies included in compensation surveys.  In addition, other factors, such as individual performance, specific job responsibilities, length of time in their current position, and potential for future advancement, may have influenced the final determination of bonus targets for individual executives.  The named executive officers were eligible to earn from 0% to 100% of their target annual incentive bonus.  The award opportunities ranged from no payment if the goals were met below the 80% level to a 100% payout if the goals were met at or above the 110% level.  Our overall philosophy was if both we and the named executive officer performed well for the year, then the bonus earned should be at a high level relative to target.  If either we or the named executive officer did not perform well, then the bonus earned should be at a low level relative to target.

For 2006, our actual financial results were substantially above target levels and in general, we performed above expectations for 2006.  The management team also accomplished the major elements of our business strategy.

For 2007, each of the named executive officers has a bonus plan that calls for a bonus which is a fixed percentage of annual consolidated net income (2.5% for the Chief Executive Officer and 1.0% for the other named executive officers).  Up to an additional 25% of salary for the Chief Executive Officer and 20% of salary for other named executive officers may be awarded, in the discretion of the Committee and with the approval of the Board, depending on the extent to which the executives achieve other important corporate goals (e.g., succession planning, potential acquisitions, safety, quality metrics, new markets, budget performance on items like overhead and capital expenditures, and research and development activities).

Long-Term Incentives.  We currently provide long-term incentive awards to our named executive officers through our 2006 Stock Incentive Plan, which permits a broad range of types of equity grants.  The purpose of the 2006 Stock Incentive Plan is to enable us to attract, retain and motivate our named executive officers and to align a significant portion of executive compensation with the long-term interests of our stockholders.

Prior to 2006, stock options (which were granted under our 1997 Equity Incentive Plan) were the primary form of long-term incentive for our named executive officers.  These awards, which all have an exercise price equal to the market price of our common stock on the grant date, generally vest over four years based on continued employment, and expire ten years after the grant date.  Our policy is to prohibit the repricing of stock options.  The exercise price of stock options has always been equal to the market price of our common stock on the grant date.  Grants are made at the annual shareholder meeting.  The purpose of these stock options is to reward the named executive officer for the growth in our stock price; options only have value to the executive if the price of our stock rises after the options are granted.  Stock options also encourage executives to become owners of stock, which further aligns their interests with those of the stockholders.  No named executive officers received stock options in 2006.

For 2006, we made grants of restricted stock to our named executive officers.  These grants vest in equal installments over three years, subject to continued employment with us.  The purposes of the restricted stock grant are to retain the executive over a long timeframe and further strengthen the link between the named executive officer’s compensation and the goal of building long-term value for stockholders.

For 2007, we intend to make long-term incentive grants to our named executive officers consisting primarily of restricted stock.  However, we may consider other stock-based awards, or no stock-based award at all, as we deem appropriate to the circumstances.  We believe that our long-term incentive grant practices provide a balanced approach with regard to equity-based compensation and maintain a reasonable and tolerable level of equity dilution for our stockholders.

Compensation Decisions Affecting Named Executive Officers

Compensation of Chief Executive Officer.  In determining the compensation of Mr. Yvon Pierre Cariou as our President and Chief Executive Officer, our Compensation Committee and the Board focused on (i) competitive levels of compensation for chief executive officers who are leading a company of similar size and complexity and (ii) the importance of retaining a chief executive officer with the strategic, financial and leadership skills to ensure our continued growth and success.  ECG Advisors has advised us that Mr. Cariou’s base salary, annual incentive target opportunity, and equity-based compensation for 2006 are consistent with reasonable, competitive and defensible practices for high-performing chief executive officers.

During 2006, Mr. Cariou continued to demonstrate strong leadership and vision for us, to implement key strategic initiatives that strengthen us and increase stockholder value, and to enhance our competitiveness.

Base Salary.  For 2006, Mr. Cariou’s base salary was $304,500.  At its September 20, 2006 meeting, the Compensation Committee increased Mr. Cariou’s base salary, effective January 1, 2007, to $380,000.  This adjustment was based largely on an assessment of his responsibilities, publicly available information about salaries of executives with similar responsibilities in companies of comparable size and scope, and the assessment of the Compensation Committee and the full Board of his overall performance and contributions to the Company.

Annual Bonus.  We paid Mr. Cariou a bonus of $615,182 for his performance in 2006.  Mr. Cariou’s 2006 annual incentive target was 40% of salary; the maximum was 50% of salary.  The bonus was based on our pre-tax income, before extraordinary items.  In addition, by prior agreement at the start of the performance year, Mr. Cariou received four percent (4%) of our pre-tax income from continuing operations, before extraordinary expenses, in excess of 110% of budgeted pre-tax income.

Effective January 1, 2007, Mr. Cariou’s annual incentive for 2007 is 2.5% of our annual consolidated net income for the year, plus up to another twenty-five percent (25%) of salary if, in the opinion of the Board and in its sole discretion, he achieves certain other important corporate goals, as described above.

Long-Term Incentives.  We granted Mr. Cariou 10,000 shares of restricted stock in 2006.  The grant was made on September 21, 2006, and vests in equal installments over three (3) years.  The grant reflects (i) our view of the value of his long-term contribution to, and leadership of the company, (ii) the Compensation Committee’s and the Board’s desire to retain Mr. Cariou and foster his desire to exceed our expectations, and (iii) competitive market practices.

Compensation of the Other Named Executive Officers.

1. Richard A. Santa – Vice President, Chief Financial Officer & Secretary.

Base Salary.  For 2006, Mr. Santa’s base salary was $234,675.  At its September 20, 2006 meeting, the Compensation Committee increased Mr. Santa’s base salary, effective January 1, 2007, to $250,000.  As with the Chief Executive Officer, this adjustment was based largely on an assessment of Mr. Santa’s responsibilities, publicly available information about salaries of executives with similar responsibilities in companies of comparable size and scope, and the assessment of the Compensation Committee and the full Board of his overall performance and contributions to the Company.

Annual Bonus.  We paid Mr. Santa a total bonus of $193,870 for his performance in 2006.  Mr. Santa’s 2006 annual incentive target was 32% of salary; the maximum was 40%.  The bonus was based on our pre-tax income from continuing operations, before extraordinary items.  Added to this amount was another $100,000, at the recommendation of the Compensation Committee and with the approval of the Board for superior corporate performance.

Effective January 1, 2007, Mr. Santa’s annual incentive for 2007 is one percent (1.0%) of our annual consolidated net income, plus up to another twenty percent (20%) of salary if, in the opinion of the Compensation Committee and the Board and at its sole discretion, he achieves certain other important corporate goals described above.

Long-Term Incentives.  We granted Mr. Santa 5,000 shares of restricted stock in 2006.  The grant was made on September 21, 2006 and vests in equal installments over three (3) years.  The grant reflects (i) our view of the value of his long-term contribution to, and leadership of the company, (ii) the Compensation Committee’s and the Board’s desire to retain Mr. Santa and foster his desire to exceed their expectations, and (iii) competitive marketplace practices.

2. John G. Banker – Vice President, Marketing & Sales.

Base Salary.  For 2006, Mr. Banker’s base salary was $210,000.  At its September 20, 2006 meeting, the Compensation Committee increased, effective January 1, 2007, Mr. Banker’s base salary to $250,000.  As with the Chief Executive Officer, this adjustment was based largely on an assessment of Mr. Banker’s responsibilities, publicly available information about salaries of executives with similar responsibilities in companies of comparable size and scope, and the assessment of the Compensation Committee and the full Board of his overall performance and contributions to the Company.

Annual Bonus.  We paid Mr. Banker a total bonus of $226,000 for his performance in 2006.  Mr. Banker’s 2006 annual incentive target was 48% of salary; the maximum was 60% of salary.  The bonus was based on our pre-tax operating income from continuing operations, before extraordinary items.  Added to this amount was another $100,000, at the recommendation of the Compensation Committee and with the approval of the Board for superior corporate performance.

Effective January 1, 2007, Mr. Banker’s annual incentive for 2007 is one percent (1.0%) of our annual consolidated net income, plus up to another twenty percent (20%) of salary if, in the opinion of the Compensation Committee and the Board and in its sole discretion, he achieves certain other important corporate goals cited above.

Long-Term Incentives.  We granted Mr. Banker 5,000 shares of restricted stock in 2006.  The grant was made on September 21, 2006 and vests in equal installments over three (3) years.  The grant reflects (i) our view of the value of his long-term contribution to, and leadership of the Company, (ii) the Compensation Committee’s and the Board’s desire to retain Mr. Banker and foster his desire to exceed their expectations, and (iii) competitive marketplace practices.

Impact of Regulatory Requirements

Income Tax Considerations.  Under Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, unless various conditions are met that enable compensation to qualify as “performance-based,” the annual compensation paid to any of our named executive officers will be tax-deductible only to the extent that it does not exceed $1,000,000.  The 2006 Stock Incentive Plan has been designed to permit the Compensation Committee to grant awards that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m) of the Code, thereby permitting us to receive a federal income tax deduction in connection with such awards even if they exceed $1,000,000.  The Compensation Committee generally intends that compensation paid by us will be tax-deductible.  However, it may choose to pay nondeductible compensation if it deems it necessary or desirable to attract, retain and reward the executive talent necessary for our success.

Accounting Considerations.  We are required to treat stock options and restricted stock as an expense under Financial Accounting Standard 123R.  The Compensation Committee takes this into account in setting the awards under the 2006 Stock Incentive Plan and the vesting schedule that attaches to those awards.

Summary

The Compensation Committee and the Board set executive compensation policy and pay opportunities for our named executive officers by keeping in mind competitive practice for a company like Dynamic Materials Corporation, the importance of pay-for-performance, and the continuing need to align the executives’ interests with those of stockholders.

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee of Dynamic Materials Corporation (the “Company”) has reviewed and discussed the Company’s “Compensation Discussion and Analysis” for the 2006 fiscal year with management.  Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the “Compensation Discussion and Analysis” be included in the Proxy Statement for the 2007 annual meeting of stockholders and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2006.

Compensation Committee Members

Dean K. Allen

Gerard Munera

Bernard Hueber

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2006

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

Yvon Pierre Cariou
President and Chief Executive Officer	2006	$304,500	—	$31,692	$50,036	$615,182	$24,965	(2)	$1,026,375

Richard A. Santa
Vice President, Chief Financial Officer and Secretary	2006	$234,675	$100,000	$15,846	$37,597	$93,870	$25,288	(3)	$507,276

John G. Banker
Vice President, Marketing and Sales	2006	$210,000	$100,000	$15,846	$37,597	$126,000	$11,452	(4)	$500,895

(1)   Amounts in these columns represent the dollar amount recognized for financial statement reporting purposes for the 2006 fiscal year for restricted stock awards granted in 2006 and for stock option awards granted in prior years. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers. Assumptions used to determine the amounts in these columns are the same as used in the valuation of compensation expense for our audited financial statements. Statement of Financial Accounting Standards No. 123 (revised), “Share-Based Payment (revised 2004)” requires us to estimate forfeitures when awards are granted and reduce estimated compensation expense accordingly. These columns were prepared assuming none of the awards will be forfeited. However, for both these columns and our audited financial statements, compensation expense is adjusted for actual forfeitures. The grant date fair value of restricted stock awards was based on the market price of our stock on the grant date. The fair value of stock options was estimated on the grant dates using the Black-Scholes option-pricing model.  For additional information about these stock awards and option awards, refer to Note 4 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006.

(2)   Includes $12,865 of expenses relating to a company-leased automobile that was provided to Mr. Cariou throughout 2006, $8,800 in matching contributions under the company’s 401(k) plan and $3,300 of life insurance premium payments.  Automobile expenses include monthly lease payments and all operating expenses (gas, maintenance, insurance, etc.).

(3)   Includes $13,219 of expenses relating to a company-leased automobile that was provided to Mr. Santa throughout 2006, $8,800 in matching contributions under the company’s 401(k) plan and $3,269 of life insurance premium payments.

(4)   Includes $747 of expenses relating to a company-leased automobile that was provided to Mr. Banker beginning in December 2006, $8,400 in matching contributions under the company’s 401(k) plan and $2,305 of life insurance premium payments.

Employment Agreements

Mr. Yvon Cariou

Mr. Yvon Cariou entered into an employment agreement with us on March 3, 2005 to serve as our President and Chief Executive Officer.  The agreement is effective as of January 1, 2005, and remains in effect until terminated by us or Mr. Cariou.  Mr. Cariou’s employment can be terminated at any time by us for cause (as defined below) effective immediately upon written notice to Mr. Cariou.  The employment agreement also provides that Mr. Cariou can be terminated by us for any reason other than for cause upon one year’s written notice of the termination or the payment of one year’s salary, including a bonus for such period based on the average bonus paid to Mr. Cariou for the two years preceding his termination, provided that Mr. Cariou releases us from all claims as a condition of receiving the payments.  Mr. Cariou may terminate his employment with us at any time upon one month’s written notice.

The employment agreement provides for an annual base salary of $290,000, with annual adjustments at the discretion of our Board.  For 2007, Mr. Cariou’s base salary is $380,000. The employment agreement also provides for annual incentive compensation.  Under his employment agreement, Mr. Cariou is eligible to receive an annual bonus with a maximum payout amount of 50% of his base salary.  The bonus will be based on pre-tax income, before extraordinary items target for DMC Consolidated, and on performance goals and rules established by our Board.  The bonus, if any, will be payable before March 15 following the end of the year for which the performance is evaluated.   An extra bonus will be paid based on 4% of pre-tax income, before extraordinary items above 110% of budget.   Under the employment agreement, Mr. Cariou is eligible to receive stock options under our 1997 Equity Incentive Plan, subject to the terms and conditions of such plan and the terms and conditions of the option agreement.   If we terminate Mr. Cariou’s employment for any reason other than for cause, all options held by Mr. Cariou will immediately vest, subject to the terms and conditions of the plan and the terms and conditions of his option agreement.

Mr. Cariou also receives the following benefits: (i) term life insurance coverage in the amount of $500,000, which is in addition to the standard term life insurance provided in our standard benefit plan; (ii) participation in the executive long-term disability plan, subject to any waiting periods or exclusions required by the insurance provider; (iii) four weeks of vacation per year until such time as Mr. Cariou’s length of service entitles him to additional vacation; (iv) participation in our standard benefit programs including health and dental insurance, term life insurance, accidental death and dismemberment insurance, short and long term disability, paid holiday and certain other standard benefits provided by us; and (v) participation in our 401(k) retirement plan.

Mr. Cariou’s employment agreement also contains customary non-competition and non-solicitation covenants.  These covenants are effective during Mr. Cariou’s employment and for a period of two years following his termination of employment for any reason.

Mr. Richard Santa

Mr. Richard A. Santa entered into an employment agreement with us on March 3, 2005 to serve as our Vice President and Chief Financial Officer.  The employment agreement is effective as of January 1, 2005, and remains in effect until terminated by us or Mr. Santa.  The employment agreement can be terminated at any time by us for cause (as defined below) effective immediately upon written notice to Mr. Santa.  The employment agreement also provides that Mr. Santa can be terminated by us for any reason other than for cause upon one year’s written notice of termination or the payment of one year’s salary, including a bonus for such period based on the average bonus paid to Mr. Santa for the two years preceding his termination, provided that Mr. Santa releases us from all claims as a condition of receiving the payments.  Mr. Santa may terminate his employment with us at any time upon one month’s written notice.

The employment agreement provides for an annual base salary of $223,500, with annual adjustments at the discretion of our Board.  For 2007, Mr. Santa’s base salary is $250,000. The employment agreement also provides for annual incentive compensation.  Mr. Santa is eligible to receive an annual bonus with a maximum payout amount of 40% of his base salary.  The bonus will be based on pre-tax income, before extraordinary items target for DMC Consolidated, and on performance goals and rules established by our Board.  The bonus, if any, will be payable before March 15 following the end of the year for which the performance is evaluated.   Under the employment agreement, Mr. Santa is eligible to receive stock options under the 1997 Equity Incentive Plan, subject to the terms and conditions of such plan and the terms and conditions of the option agreement.   If we terminate Mr. Santa’s employment for any reason other than for cause, all options held by Mr. Santa will immediately vest, subject to the terms and conditions of the plan and the terms and conditions of the option agreement.

Mr. Santa also receives the following benefits: (i) term life insurance coverage in the amount of $300,000 which is in addition to the standard term life insurance provided in our standard benefit plan; (ii)

participation in the executive long-term disability plan, subject to any waiting periods or exclusions required by the insurance provider; (iii) four weeks of vacation per year until such time as Mr. Santa’s length of service entitles him to additional vacation; (iv) participation in our standard benefit programs including health and dental insurance, term life insurance, accidental death and dismemberment insurance, short and long term disability, paid holiday and certain other standard benefits provided by us; and (v) participation in our 401(k) retirement plan.

Mr. Santa’s employment agreement also contains customary non-competition and non-solicitation covenants.  These covenants are effective during employment and for a period of one year, with respect to non-competition, and two years, with respect to non-solicitation, following termination of employment for any reason.

Mr. John Banker

Mr. John G. Banker entered into an employment agreement with us on March 3, 2005 to serve as our Vice President Marketing and Sales, Clad Metal Division.  The employment agreement is effective during the initial term beginning on January 1, 2005 and ending on December 31, 2007, unless otherwise terminated by either party pursuant to the terms of the agreement.  Prior to the expiration of the initial term, the parties may negotiate a new employment agreement or, if the parties are unable to negotiate such new agreement, the agreement will be automatically extended.  Mr. Banker’s employment can be terminated at any time by us for cause (as defined below) effective immediately upon written notice to Mr. Banker.  After the expiration of the initial term of the employment agreement, Mr. Banker can be terminated by us for any reason other than for cause upon one year’s written notice of the termination or the payment of one year’s salary, including a bonus for such period based on the average bonus paid to Mr. Banker for the two years preceding his termination, provided that Mr. Banker releases us from all claims as a condition of receiving the payments.  Mr. Banker may terminate his employment with us at any time upon one month’s written notice.

The agreement provides for an annual base salary of $200,000, with annual adjustments at the discretion of our Board.  For 2007, Mr. Banker’s base salary is $250,000.  The agreement also provides for annual incentive compensation.  Mr. Banker is eligible to receive an annual bonus with a maximum payout amount of 60% of his base salary.  The bonus will be based on an operating income target for DMC consolidated Clad Operations and on performance goals and rules established by our Board.  The bonus, if any, is payable before March 15 following the end of the year for which the performance is evaluated.  Under the employment agreement, Mr. Banker is eligible to receive stock options under the 1997 Equity Incentive Plan, subject to the terms and conditions of such plan and the terms and conditions of the option agreement.   If we terminate Mr. Banker’s employment for any reason other than for cause, all options held by Mr. Banker will immediately vest, subject to the terms and conditions of the plan and the terms and conditions of his option agreement.

Mr. Banker also receives the following benefits: (i) term life insurance coverage in the amount of $300,000 which is in addition to the standard term life insurance provided in our standard benefit plan; (ii) participation in the executive long-term disability plan, subject to any waiting periods or exclusions required by the insurance provider; (iii) four weeks of vacation per year until such time as Mr. Banker’s length of service entitles him to additional vacation; (iv) participation in our standard benefit programs including health and dental insurance, term life insurance, accidental death and dismemberment insurance, short and long term disability, paid holiday and certain other standard benefits provided by us; and (v) participation in our 401(k) retirement plan.

Mr. Banker’s employment agreement also contains customary non-competition and non-solicitation covenants.  These covenants are effective during Mr. Banker’s employment and for a period of two years following termination of his employment for any reason.

Definition of Cause

For purposes of each of the named executive officer’s employment agreements described above, “cause” is defined as: (i) the continued failure by the executive to substantially perform, or the gross negligence in the performance of, his duties hereunder for a period of 15 days after the Chief Executive Officer or, in the case of the Chief Executive Officer, the Board has made a written demand for performance which specifically identifies the manner the executive has not substantially performed his duties; (ii) the commission by the executive of a willful act of dishonesty or misconduct which is injurious to the company; (iii) a conviction or a plea of guilty or nolo contendere in connection with fraud or any crime that constitutes a felony in the jurisdiction involved; or (iv) the misconduct by the executive with respect to our business and affairs, including material violations of any of our policies, including our code of conduct.

2006 Stock Incentive Plan

Under the respective award agreements, if the named executive officer’s employment is terminated for any reason other than (i) death, (ii) disability, (iii) retirement or (iv) termination without cause (as defined in the executive’s employment agreement), the named executive officer shall, for no consideration, forfeit to us any shares of restricted stock to the extent such shares are not vested at the time of such termination of employment.  If the named executive officer’s employment terminates due to death, disability, retirement, or is terminated without cause, any unvested shares of restricted stock will immediately vest on the date of the Executive’s termination of employment for such reason.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR-END 2006

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of	Grant Date Fair
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)		Stock or Units (#) (2)	Value of Stock Awards ($) (2)

Yvon Pierre Cariou		$15,225	$121,800		(1)
	9/21/2006					10,000	$343,900
Richard A. Santa		$9,387	$75,096	$93,870
	9/21/2006					5,000	$171,950
John G. Banker		$12,600	$100,800	$126,000
	9/21/2006					5,000	$171,950

(1)   Mr. Cariou’s non-equity incentive plan award for 2006 was based upon a formula that provided an annual incentive for up to 50% of his base salary plus an additional amount equal to 4% of the company’s 2006 pre-tax income from continuing expenses, before extraordinary items, in excess of 110% of budgeted pre-tax income and thus did not have a maximum payout.  The total incentive of $615,182 that was paid to Mr. Cariou with respect to the 2006 fiscal year included $152,250 relating to the first part of the foregoing formula and $462,932 relating to second part.

(2)   Awards granted to all named executive officers were in the form of restricted stock, which vest one-third on each of the first three anniversary dates.  In accordance SFAS 123R, the grants reflects the grant date fair value of the awards based upon the quoted closing market price of $34.39 per share of our common stock on September 21, 2006, the date of grant.  The restricted stock shares qualify for dividends if and when the company’s declares future dividend payments.  No dividends were paid on these shares during 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2006

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable (#) (1)	Number of Securities Underlying Unexercised Options: Unexercisable (#) (1)		Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested (#) (2)	Market Value of Shares or Units of Stock Held that Have Not Vested ($) (3)

Yvon Pierre Cariou	—	7,500	(4)	$1.18	2/28/2013	10,000	$281,000
	8,500	8,500	(5)	$1.42	12/18/2013
	9,500	30,000	(6)	$4.87	1/21/2015

Richard A. Santa	17,250	5,750	(4)	$1.18	2/28/2013	5,000	$140,500
	18,750	6,250	(5)	$1.42	12/18/2013
	7,500	22,500	(6)	$4.87	1/21/2015

John G. Banker	11,500	—		$1.68	4/18/2012	5,000	$140,500
	5,750	5,750	(4)	$1.18	2/28/2013
	12,500	6,250	(5)	$1.42	12/18/2013
	7,500	22,500	(6)	$4.87	1/21/2015

(1)   Adjusted for the 2-for-1 stock split effective October 13, 2005.

(2)   These restricted stock awards were granted on September 21, 2006 and vest one-third on each of the first three anniversary dates.  The shares qualify for dividends if and when the companys declares future dividend payments.  No dividends were paid on these shares during 2006.

(3)   The fair market value is calculated as the product of the closing price on the last business day of 2006, or $28.10 per share, and the number of unvested shares.

(4)   Options were granted on February 28, 2003 and vest 25% per year beginning on February 28, 2004.

(5)   Options were granted on December 18, 2003 and vest 25% per year beginning on December 18, 2004.

(6)   Options were granted on January 21, 2005 and vest 25% per year beginning on January 21, 2006.

OPTION EXERCISES AND STOCK VESTED DURING 2006

	Option Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized Upon Exercise ($) (2)

Yvon Pierre Cariou	10,000	$304,600
	5,000	$134,150
	25,000	$858,625

Richard A. Santa	31,000	$811,890

John G. Banker	—	—

(1)   Adjusted for the 2-for-1 stock split effective October 13, 2005.

(2)   Represents the number of shares acquired on exercise multiplied by the difference between the per share market price of our common stock on the date of exercise and the per share exercise price.

POTENTIAL PAYMENTS UPON TERMINATION

Termination Date and Share Price

The table below sets forth the potential payments to our named executive officers under various termination scenarios including termination without cause, termination as a result of death or disability and termination as a result of retirement, as per their respective employment agreements, the 2006 Stock Incentive Plan and the 1997 Equity Incentive Plan. The assumed date of termination of employment (regardless of the circumstances) is December 31, 2006.  The price of our common stock on December 29, 2006, the last trading day of 2006 was $28.10.  We have not included the financial effect of a termination for cause as the named executive officers are not entitled to any further compensation or benefits following such a termination.  Furthermore, the amounts shown in the tables below do not include payments to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including accrued salary and vacation pay.

Executive	Yvon Pierre Cariou			Richard A. Santa			John G. Banker
Benefits and Payments upon Termination of Employment	Involuntary Termination without Cause (1)		Death, Disability, Retirement (2)	Involuntary Termination without Cause (1)		Death, Disability, Retirement (2)	Involuntary Termination without Cause (1)		Death, Disability, Retirement (2)

Compensation:
Base Salary	$304,500	(3)	—	$234,675	(4)	—	$210,000	(5)	—
Incentive Bonus	$527,881	(6)	—	$166,635	(7)	—	$198,000	(8)	—
Acceleration of vesting of Stock Options and Restricted Stock (9)	$1,406,580		$281,000	$984,715		$140,500	$984,715		$140,500
TOTAL	$2,238,961		$281,000	$1,386,025		$140,500	$1,392,715		$140,500

(1)   Includes involuntary termination without Cause resulting from a change in control.

(2)   The only compensation to named executive officers in the event of death, disability or retirement, is the accelerated vesting of restricted stock awards.

(3)   Equals one year’s salary for Mr. Cariou based on 2006 annual salary.

(4)   Equals one year’s salary for Mr. Santa based on 2006 annual salary.

(5)   Equals one year’s salary for Mr. Banker based on 2006 annual salary.

(6)   Equals one year’s bonus for Mr. Cariou based on the average bonus for 2005 and 2006.

(7)   Equals one year’s bonus for Mr. Santa based on the average bonus for 2005 and 2006.

(8)   Equals one year’s bonus for Mr. Banker based on the average bonus for 2005 and 2006.

(9)   The value of the stock options is based on the difference between the exercise price and the closing market price of our common stock on December 29, 2006 ($28.10).  The value of the restricted stock is based on the closing market price of our common stock on December 29, 2006 ($28.10).

DIRECTOR COMPENSATION FOR 2006

Name	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Option Awards ($) (3)	Total ($)

Dean K. Allen	$36,000	$8,417	$61,181	$105,598
Gerard Munera	$33,500	$8,417	$61,181	$103,098
Bernard Hueber (4)	$10,500	$11,223	$0	$21,723
Dr. George W. Morgenthaler (5)	$23,000	$0	$61,181	$84,181
Michel Nicolas (6)	$6,000	$0	$397	$6,397
Francois Schwartz (6)	$6,000	$0	$397	$6,397
Michel Rieusset (6)	$5,000	$0	$229	$5,229
Bernard Zeller (6)	$4,000	$0	$596	$4,596

(1)   Mr. Cariou has been omitted from the table because he does not receive any compensation for serving on our board.

(2)   The annual fees for each member of the board and fees related to the applicable board member’s serving on committees are paid quarterly.

(3)   Amounts shown in this column represent the expense recognized in the year ended December 31, 2006 as calculated in accordance with the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payments” (“SFAS 123R”) and as a result, include amounts from restricted stock awards granted in 2006 and from options granted in 2005. See Note 4 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards. The grant date fair value of the restricted stock awarded to each director on September 21, 2006 with respect to 2006 fiscal year, computed in accordance with SFAS 123R, was $51,585 for the 1,500 shares granted to Mr. Allen, $51,585 for the 1,500 shares granted to Mr. Munera and $68,780 for the 2,000 shares granted to Mr. Hueber. No options were granted in 2006 to the board members.  These restricted stock awards vest 100% on the date of the second annual stockholders meeting following the date of grant and are forfeited for no consideration if a director’s service is terminated for any reason.  As of December 31, 2006, Mr. Allen had 40,000 options outstanding and 1,500 shares of restricted stock, Mr. Hueber had no outstanding options and 2,000 shares of restricted stock and Mr. Munera had 10,000 options outstanding and 1,500 shares of restricted stock.

(4)   Mr. Hueber joined the board on June 14, 2006.

(5)   Dr. Morgenthaler retired from the board on September 21, 2006.

(6)   These four directors were representatives of SNPE, Inc. and resigned from the board on May 18, 2006 following the May 15, 2006 sale of SNPE’s majority ownership in the company in a registered public offering.

Compensation for Directors

In 2006, each of our non-employee directors received an annual retainer of $8,000 and per meeting fees of $2,000 for in-person attendance at Board meetings, $1,000 for Board meeting attendance by telephone, and $1,000 for attendance at committee meetings.  In addition, each independent director received per meeting fees of $2,000 for attendance at executive sessions.  Effective September 21, 2006, the non-executive Chairman of the Board, Mr. Allen, began to receive an additional annual retainer for service in that position of $12,000 per year, and the Chair of the Audit Committee, Mr. Munera, began to receive an additional annual retainer for service in that position of $6,000 per year.  The members of the Board were also eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings.

In 2006, we granted 1,500 shares of restricted stock to each individual serving as a non-employee director at the time of their election or re-election to the Board at our annual meeting of stockholders.  We also decided that in the case of a newly-elected director, such as Mr. Hueber in 2006, we would grant that individual 2,000 shares of restricted stock at the time of appointment.  In both cases, the shares vest on the date of the second annual meeting of stockholders following the grant of restricted shares.  Our intent is that approximately one-half of a non-employee director’s annual fees will be cash, and the other one-half will be stock.

ECG Advisors assisted the Compensation Committee by researching market comparables and recommending changes to the fees for non-employee directors.  During 2007, each of our non-employee directors will receive an annual retainer of $12,000 and per meeting fees of $2,000 for in-person attendance at Board meetings, $1,000 for Board meeting attendance by telephone, and $1,000 for attendance at committee meetings.  Each independent director will also receive per meeting fees of $2,000 for attendance at executive sessions.  In addition, the non-executive Chairman of the Board will receive an additional retainer of $12,000 per year for serving as Chairman.  Chairmen of the Board’s committees will also receive an additional annual retainer: $6,000 (Audit Committee), $4,000 (Compensation Committee), and $2,000 (Nominating and Corporate Governance Committee).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 20, 2007 by: (i) each of our directors; (ii) each of our executive officers; and (iii) all of our executive officers and directors as a group.

	Beneficial Ownership (1)
Name and Address of Beneficial Owner (2)	Number of Shares	Percent of Total

Mr. Yvon Pierre Cariou (3)	75,440		*

Mr. Richard A. Santa (3)	105,684		*

Mr. John G. Banker (3)	61,434		*

Mr. Dean K. Allen (3)	57,500		*

Mr. Bernard Hueber (3)	2,000		*

Mr. Gerard Munera (3)	11,500		*

Mr. Richard Graff (3)	—		*

All executive officers and directors as a group (7 persons)	313,558	2.57

*              Less than 1%

(1)           This table is based upon information supplied by officers, directors and filings made pursuant to Section 16(a) of the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on [            ] shares outstanding on April 20, 2007, adjusted as required by rules promulgated by the SEC.

(2)           Unless otherwise indicated, the address of each beneficial owner is c/o Dynamic Materials Corporation, 5405 Spine Road, Boulder, Colorado 80301.

(3)           Amounts reported include shares subject to stock options exercisable within 60 days of April 20, 2007 as follows: Mr. Cariou, 17,500 shares; Mr. Santa, 26,750 shares; Mr. Banker, 5,750 shares; Mr. Allen, 40,000 shares; and Mr. Munera, 10,000 shares.  Mr. Hueber and Mr. Graff do not hold any stock options exercisable within 60 days of April 20, 2007.  Shares of common stock subject to options that are exercisable within 60 days of April 20, 2007 are deemed to be beneficially owned by the person holding those options for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing any other person’s percentage ownership.

The following table sets forth certain information regarding the ownership of our common stock as of April 20, 2007 by each person or group known by us to be the beneficial owner of more than 5% of our common stock.

	Beneficial Ownership (1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total

Delaware Management (2) One Commerce Square Philadelphia, PA 19103	1,259,400	10.42%

Next Century Growth Investors LLC (3) 5500 Wayzata Blvd Minneapolis, MN 55416	1,189,790	9.84%

FMR Corp. (4) 82 Devonshire St Boston, MA 02109	900,000	7.44%

Wellington Management Co LLP (5) 75 State Street Boston, MA 02109	712,000	5.89%

(1)           This table is based upon information supplied by principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on [              ] shares outstanding on April 20, 2007.

(2)           Based on a Schedule 13G/A, Amendment No.1, filed on February 2, 2007, by Delaware Management Holdings Co. Inc. and Delaware Management Business Trust (collectively, “Delaware Management”), Delaware Management, in its capacity as parent holding company or control person, may be deemed to have beneficial ownership of 1,259,400 shares of common stock.  Delaware Management has sole voting authority over 1,259,400 shares and sole disposition authority over 1,259,400 shares.  Lincoln National Corp. is the ultimate parent of Delaware Management Business Trust.

(3)           Based on a Schedule 13G filed on February 14, 2007, by Next Century Growth Investors, LLC, Thomas L. Press and Donald M. Longlet, the shares may be deemed beneficially owned by (1) Next Century Growth Investors, LLC by virtue of its investment discretion and/or voting power over client securities, which may be revoked; and (2) Thomas L. Press and Donald M. Longlet, as a result of their positions with and ownership positions in Next Century Growth Investors, LLC, which could be deemed to confer upon each of them voting and/or investment power over the shares. The shares are held in investment advisory accounts of Next Century Growth, LLC.  As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities.  No such account is known to have such an interest relating to more than 5% of the class.

(4)           Based on Schedule 13G filed on February 14, 2007, by FMR Corp., Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 900,000 shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares.  Edward C. Johnson 3d and FMR Corp., through its control of PGALLC, each has sole dispositive power over 900,000 shares and sole power to vote or to direct the voting of 900,000 shares of Common Stock owned by the institutional accounts or funds advised by PGALLC as reported above.

(5)           Based on a Schedule 13G filed on February 14, 2007, by Wellington Management Company, LLP (“Wellington Management”). Wellington Management, in its capacity as investment adviser, may be deemed to have beneficial ownership of 712,000 shares of common stock that are owned by numerous investment advisory clients, one of which is known to have such interest with respect to more than five percent of the class of shares. Wellington Management has shared voting authority over 365,000 shares and shared disposition authority over 712,000 shares. Wellington Management is an investment adviser.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC an initial report of ownership and to report changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with and filed on time.

Code of Business Conduct and Ethics

We have adopted a Code of Ethics applicable to each of the Named Executive Officers (as defined below).  The Code of Ethics has been posted on our website, www.dynamicmaterials.com.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

As of December 31, 2006, the Audit Committee of Dynamic Materials Corporation (the “Company”) was comprised of Mr. Gerard Munera, Mr. Dean K. Allen, and Mr. Bernard Hueber, each of whom the Board of Directors of the Company has determined to be independent as that concept is defined in Section 10A of the Securities Exchange Act of 1934, as amended, the rules promulgated by the SEC thereunder, and the applicable rules of the Nasdaq. As required by the revised written Charter of the Audit Committee adopted by the Board of Directors in April 2004, the Audit Committee reviewed and discussed the Company’s audited financial statements with the Company’s management. The Audit Committee has also discussed with Ernst & Young LLP (“E&Y”), the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended.  The Audit Committee has received from E&Y the written disclosures and the letter required by Independence Standards Board Standard No. 1, and the Audit Committee has discussed with E&Y that firm’s independence.  Nothing came to the attention of the Audit Committee that caused the Audit Committee to believe that the audited financial statements contain any materially misleading information or omit any material information. Based upon these discussions and the Audit Committee’s review, the Audit Committee recommended to the Board of Directors that the Company include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

The Audit Committee also reviewed and discussed the fees paid, as listed below, to E&Y during the last two fiscal years for audit and non-audit services and has determined that the provision of the non-audit services are compatible with E&Y’s independence.  For fiscal year 2006, the Company paid E&Y aggregate fees of approximately $431,000.  In addition, SNPE, Inc. paid E&Y approximately $113,500 in 2006 in connection with the sale, in a registered public offering, of its majority ownership of our common stock.  For fiscal year 2005, the Company paid E&Y aggregate fees of approximately $525,500.

Audit Committee Members

Gerard Munera
Dean K. Allen
Bernard Hueber

Audit Fees

We paid E&Y approximately $368,000 and $406,000 for aggregate fees billed for professional services rendered for the audit of our 2006 and 2005 annual financial statements and review of our 2006 and 2005 quarterly financial statements.

Audit Related Fees

We paid E&Y approximately $8,000 and $13,500 in audit related fees for the 2006 and 2005 fiscal years respectively.

Tax Fees

We paid E&Y approximately $23,000 and $13,000 for fees related to federal and state tax compliance during the fiscal year 2006 and 2005.  We also paid approximately $32,000 and $93,000 during 2006 and 2005 for tax advice and tax planning.

All Other Fees

We did not pay out any fees in 2006 or 2005 for other professional services.

Audit Committee Pre-Approval Policies and Procedures

In accordance with the SEC’s rules requiring the Audit Committee to pre-approve all audit and non-audit services provided by our independent auditor, the Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by our independent auditor prior to the commencement of the specified services.  The Audit Committee approved all services performed by E&Y in fiscal year 2006 in accordance with our formal policy on auditor independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board recognizes that certain transactions, arrangements and relationships between us, on the one hand, and members of the Board, certain officers and persons and entities affiliated with such persons, on the other hand, present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof), compared to transactions between us and unaffiliated third parties.  Accordingly, the Board has adopted a Related Party Transaction Policy and Procedures (the “Related Party Transaction Policy”) for the purpose of establishing guidelines and procedures by which our Audit Committee shall evaluate and consider for approval all proposed Related Party Transactions, as more fully described therein.

In accordance with the Related Party Transaction Policy, we may enter into, or continue with, a “Related Party Transaction” only if: (i) such transaction, arrangement or relationship has been approved or ratified by the Audit Committee in accordance with the guidelines set forth therein; and (ii) such transaction arrangement or relationship contains commercial terms that are no less favorable to us than those that could be obtained in a transaction between us and an unrelated third party.

All Related Party Transactions will be disclosed in our filings with the SEC to the extent required by the Securities Act of 1933, as amended, the Exchange Act and the rules and regulations promulgated thereunder.

Related Party Transactions in 2006

Nobelclad, one of our subsidiaries, purchases explosives used in its cladding operations from Nobel Explosifs France (“NEF”), an affiliate of SNPE, our majority stockholder prior to May 15, 2006.  Our total purchases from NEF for the period from January 1, 2006 through May 15, 2006 were $406,000. We believe these purchases were made at a price that was approximately what would have been paid in an arms-length transaction.

Nobelclad also had a Euro-denominated cash management agreement with SNPE, which provided for loans to or from either party of up to $2 million Euros.  Amounts outstanding under this agreement bore interest at EURIBOR plus 1.5% annually. Due to Nobelclad’s excess cash position during the first quarter of 2006, it began advancing cash to Groupe SNPE through this agreement. At March 31, 2006, these advances to Groupe SNPE totaled approximately $1.2 million.  The agreement allowed the creditor party to request repayment on the advances at any time. The balance outstanding at March 31, 2006 was subsequently repaid in full and the agreement was terminated upon the sale of our common stock by SNPE.

Until June 2005, we had a sales commission agreement with Clad Metal Products, Inc, which is 100% owned by Mr. John Banker, one of our executive officers. Under this agreement, we paid Clad Metal Products, Inc. 20% of the commissions that we earned on sales of certain non-explosion clad products. During fiscal year 2005, $13,327 was earned in commission and was subsequently paid in 2006.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ RICHARD A. SANTA
RICHARD A. SANTA
Vice President, Chief Financial Officer and Secretary

April 30, 2007

Accompanying this proxy statement is a copy of our Annual Report to Stockholders, which includes our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2006.  Additional copies of the Annual Report and the Form 10-K are available without charge upon written request to: Corporate Secretary, Dynamic Materials Corporation, 5405 Spine Road, Boulder, Colorado 80301.

EXHIBIT A

DYNAMIC MATERIALS CORPORATION

Charter of the Audit Committee

Status

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Dynamic Materials Corporation (the “Company”).

Membership

The Committee shall be comprised of three or more members of the Board, all of whom, in the judgment of the Board shall be independent in accordance with the listing standards of The Nasdaq Stock Market and capable of reading and understanding fundamental financial statements.  At least one member of the Committee shall in the judgment of the Board be an audit committee financial expert in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board have accounting or related financial management expertise in accordance with the listing standards of The Nasdaq Stock Market.  In addition, Committee members will satisfy any additional requirements mandated by the rules and regulations of the SEC or the listing standards of The Nasdaq Stock Market.  The Committee will review its membership annually for compliance with the above requirements and provide a certification to the Board that each of its members complies with the foregoing requirements.  The members of the Committee and its Chairman will be appointed by and serve at the discretion of the Board.

Purpose

The purpose of the Committee shall be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the financial statements of the Company; to provide to the Board the results of its examinations and recommendations derived therefrom; to nominate independent auditors and to assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls; to prepare the Committee report that the rules of the SEC require be included in the Company’s annual proxy statement; to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require the Board’s attention; and to undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe, or as may be required by law from time to time.  The Board and management shall ensure that the Committee has adequate funding and other resources and authority to discharge its responsibilities as determined by the Committee.

Duties and Responsibilities

The operation of the Committee shall be subject to the Bylaws of the Company, as in effect from time to time, and Section 141 of the Delaware General Corporation Law.  The Committee shall be obligated, and shall have the full power and authority, to carry out the following responsibilities:

1.             To receive a formal written statement from the Company’s independent auditors delineating all relationships between the auditors and the Company and, to the extent there are relationships, monitor and investigate them, including actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and presenting such information to the Board;

2.             To appoint and compensate the independent auditors and oversee their work (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.  The Committee is empowered, without further action of the Board, to cause the Company to pay the compensation of the independent auditors established by the Committee;

3.             To pre-approve all audit services provided to the Company by the independent auditors; in this regard, the Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permitted under applicable SEC rules or applicable laws, with the independent auditors;

4.             To pre-approve non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible).  In this regard the Committee shall have the authority to appoint a subcommittee of one or more members of the Committee and/or to pre-approve non-audit services by establishing detailed pre-approval policies as to the particular service, provided that the Committee is informed of each service pre-approved (no less frequently than at each meeting of the Committee) and that no pre-approval shall be delegated to management of the Company except as permitted by applicable law and regulation. In considering whether to pre-approve any non-audit services, the Committee or its delegees shall consider whether the provision of such services is compatible with maintaining the independence of the Company’s independent auditors;

5.             To conduct an annual review of the performance of the independent auditors, including a review of (i) the background and performance of partners and managers assigned to the Company’s account, (ii) quality control procedures established by the independent auditors, and (iii) material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, and any steps taken to deal with any such issues;

6.             To instruct the independent auditors that the independent auditors are accountable to the Board and the Committee as stockholder representatives, and that the Committee has a responsibility to select, evaluate, and where appropriate, replace the independent auditors;

7.             To conduct a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

8.             To review before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

9.             To review and discuss with management and the Company’s independent auditors the preparation and content of any officer certifications required by the Sarbanes-Oxley Act of 2002 or the SEC to be filed with the Company’s Quarterly Report on Form 10-Q, Annual Report on Form 10-K or any other periodic report;

10.           To discuss with management and internal audit representatives the activities, organizational structure and qualifications of the Company’s internal audit function;

11.           To review any reports by management or internal auditors regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls and reviewing before release the disclosure regarding the Company’s system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

12.           To review, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

13.           To provide oversight and review at least annually of the Company’s risk management policies, including its investment policies;

14.           To institute, if necessary, special investigations with full access to all books, records, facilities and personnel of the Company;

15.           Obtain, as appropriate, advice and assistance from outside legal, accounting or other advisors;

16.           To establish procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

17.           To review, approve and monitor the Company’s code of ethics;

18.           To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenues in financial statements;

19.           To periodically review new releases and pronouncements by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants and the SEC that may affect current or future financial statements or other disclosures in financial reports;

20.           To meet separately with management and the independent auditors, upon completion of their audit, to review and discuss the Company’s financial results for the year, as reported in the Company’s financial statements, or other disclosures, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented, and review reports submitted to the Committee by the independent auditors in accordance with the applicable SEC requirements;

21.           To provide a report in the Company’s annual meeting proxy statement and the Company’s Form 10-K stating whether the Committee has complied with its responsibilities under the Charter, including without limitation, whether the Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management, whether the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K, and whether anything came to the attention of the Committee that caused the Committee to believe that the audited financial statements contain any materially misleading information or omit any material information;

22.           To instruct the independent auditors that the independent auditors shall discuss the Company’s financial results with the Company’s management, and shall communicate with the Committee orally or in writing regarding such results, prior to the filing of a Form 10-Q;

23.           To assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner and provide an open avenue of communication between the independent auditors and the Board;

24.           To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company’s needs;

25.           To review the Company’s balance sheet, profit and loss statements and statements of cash flows and stockholders’ equity for each interim period, and any changes in accounting policy that have occurred during the interim period;

26.           To determine, as regards to new transactions or events, the auditor’s reasoning in determining the appropriateness of the accounting principles and disclosure practices adopted by management;

27.           To assure that the auditor’s reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices;

28.           To disclose in the Company’s annual meeting proxy statement whether the Committee has a written charter, and to file the Committee’s Charter every three years in the Company’s annual meeting proxy statement;

29.           To review and update the Committee’s Charter annually;

30.           To investigate, review and report to the Board the propriety and ethical implications of any transactions, including without limitation, approving all transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between (i) the Company and (ii) any officer or member of the Board of the Company, or any affiliates of the foregoing;

31.           To set clear hiring policies for employees or former employees of the independent auditors;

32.           To conduct appropriate review of any related party transactions for potential conflicts of interest pursuant to the Company’s Related Party Transaction Policy and Procedures and SEC Regulation S-K, Item 404; and

33.           To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

Meetings and Procedural Matters

The Committee will hold at least four regular meetings per year and additional meetings as the Chairman or Committee deems appropriate.  The Committee will meet at such time as shall be determined by its Chairperson, or upon the request of any two of its members.  The Committee may establish its own schedule, which it will provide to the Board in advance.  The agenda of each meeting will be prepared by the Secretary of the Committee and, whenever reasonably practicable circulated to each member prior to the meeting date.  The Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company.  The Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Committee under this Charter.

One-third of the members, but not less than two (2) members, will constitute a quorum.  A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee.  The Chairperson will preside, when present, at all meetings of the Committee.  The Committee may meet by telephone or videoconference and may take action by written consent.  Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company.  The Chairman of the Committee shall report to the Board from time to time, or whenever so requested by the Board.

Reports

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Committee’s Charter.

Compensation

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion.  Such fees may include retainers or per meeting fees.  Fees may be paid in such form of consideration as is determined by the Board.

Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

Delegation of Authority

The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its scheduled meetings.

EXHIBIT B

DYNAMIC MATERIALS CORPORATION

Charter of the Compensation Committee

Status

The Compensation Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Dynamic Materials Corporation (the “Company”).

Membership

The Committee shall consist of three or more directors all of whom in the judgment of the Board shall be independent in accordance with The Nasdaq Stock Market listing standards. In addition, a person may serve on the Committee only if the Board determines that he or she       (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Purpose

The purposes of the Committee are (i) to discharge the responsibilities of the Board relating to compensation of the Company’s Chief Executive Office (“CEO”) and other executives, and (ii) to review and discuss with the Company’s executives the Compensation Discussion and Analysis required by Securities and Exchange Commission Regulation S-K, Item 402, and determine whether to recommend to the Board that the Compensation Discussion and Analysis be included in the Company’s annual report or proxy statement for the annual meeting of shareholders. The Committee shall provide the required Compensation Committee Report for the Company’s annual report or proxy statement for the annual meeting of shareholders. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board as a whole.

Duties and Responsibilities

The Committee is directly responsible for establishing annual and long-term performance goals and objectives for our elected officers. This responsibility includes:

(i)        evaluating the performance of the CEO and other elected officers in light of the approved performance goals and objectives;

(ii)       setting the compensation of the CEO and other elected officers based upon the evaluation of the performance of the CEO and the other elected officers, respectively;

(iii)      making recommendations to the Board with respect to new cash-based incentive compensation plans and equity-based compensation plans; and

(iv)      preparing an annual performance self-evaluation of the Committee.

In addition, the Committee:

(a)       administers the Company’s stock plans;

(b)       determines and certifies the shares awarded under corporate performance-based plans;

(c)       grants options and awards under the stock plans;

(d)       advises on the setting of compensation for senior executives whose compensation is not otherwise set by the Committee; and

(e)       review and establish appropriate stock ownership guidelines for elected officers and monitor compliance therewith.

In determining the long-term incentive component of the compensation of the Company’s CEO and other elected officers, the Committee may consider: (i) the Company’s performance and relative shareholder return; and, (ii) the value of similar incentive awards to chief executive officers and elected officers at comparable companies.

The Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

The Committee may, in its sole discretion, employ a compensation consultant to assist in the evaluation of the compensation of the Company’s CEO or other elected officers. The Committee shall have the sole authority to approve the fees and other retention terms with respect to such a compensation consultant. The Committee also has the authority, as necessary and appropriate, to consult with other outside advisors to assist in its duties to the Company.

Meetings

The Committee shall meet at least four times each year and at such other times as it deems necessary to fulfill its responsibilities.

EXHIBIT C

DYNAMIC MATERIALS CORPORATION

Charter of the Corporate Governance and Nominating Committee

Status

The Corporate Governance and Nominating Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Dynamic Materials Corporation (the “Company”).

Membership

The Committee shall consist of not fewer than three directors, all of whom, in the judgment of the Board, shall be independent in accordance with listing standards of The Nasdaq Stock Market.

Members of the Committee shall be appointed by resolution of the Board and shall serve at the pleasure of the Board.  The members of the Committee shall serve one-year terms.  Any member of the Committee may be removed at any time, with or without cause, by a resolution passed by a majority vote of the independent directors of the Board. Any vacancy in the Committee occurring for any cause shall be filled by a resolution of the Board.

Duties and Responsibilities

The Committee is responsible for considering and making recommendations to the Board concerning the appropriate size, functions and needs of the Board. The Committee may, at its sole discretion, engage director search firms and has the sole authority to approve the fees and other retention terms with respect to any such firms. The Committee also has the authority, as necessary and appropriate, to consult with outside advisors to assist in their duties to the Company. This responsibility includes:

(i)            developing and recommending to the Board the criteria for Board membership, including, among other things, integrity, independence, diversity of experience, leadership and the ability to exercise sound judgment;

(ii)           considering, recommending and recruiting candidates to fill new positions on the Board;

(iii)          reviewing candidates recommended by shareholders;

(iv)          conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

(v)           recommending the Director nominees for approval by the Board and the shareholders.

The Committee’s additional functions include:

(i)            consider questions of possible conflicts of interest of Board members and of our senior executives;

(ii)           monitor and recommend the functions of the various committees of the Board;

(iii)          recommend members of the committees;

(iv)          advise on changes in Board compensation;

(v)           make recommendations on the structure of Board meetings;

(vi)          recommend matters for consideration by the Board;

(vii)         consider matters of corporate governance, at least annually;

(viii)        review, periodically, our policy regarding the adoption of a Shareholder Rights Plan;

(ix)           establish Director retirement policies;

(x)            review the functions of the senior officers and to make recommendations on changes;

(xi)           review annually with the Chairman and Chief Executive Officer the job performance of elected corporate officers and other senior executives;

(xii)          review the outside activities of senior executives;

(xiii)         review periodically with the Chairman and Chief Executive Officer the succession plans relating to positions held by elected corporate officers, and to make recommendations to the Board with respect to the selection of individuals to occupy these positions;

(xiv)        oversee the evaluation of the Board and its committees; and

(xv)         prepare an annual performance evaluation of the Committee.

EXHIBIT D

RESOLVED, that the Board of Directors of Dynamic Materials Corporation hereby declares it advisable:

(A) That the number of shares of Common Stock which the Company is authorized to issue be increased from 15,000,000 shares of Common Stock with the par value of $.05 per share, to 25,000,000 shares with the par value of $.05 per share, effective at the close of business on the date on which the appropriate Certificate of Amendment to the Company’s Certificate of Incorporation is filed in the office of the Secretary of State of the State of Delaware;

(B) That, in order to effect the foregoing, the Certificate of Incorporation of the Company, as heretofore amended, be further amended by deleting Article IV., Section A., and by inserting in place thereof a new Article IV., Section A. to read as follows:

A.  This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares which the corporation is authorized to issue is twenty-nine million (29,000,000) shares.  Twenty-five million (25,000,000) shares shall be Common Stock, each having a par value of five cents ($.05).  Four million (4,000,000) shares shall be Preferred Stock, each having a par value of five cents ($.05).

FURTHER RESOLVED, that the Board of Directors hereby directs that this resolution and above proposed amendment be attached as an exhibit to the proxy statement for the Company’s next Annual Meeting of Stockholders for consideration by the Stockholders entitled to vote in respect thereof.

PROXY	PROXY

DYNAMIC MATERIALS CORPORATION
5405 SPINE ROAD, BOULDER, COLORADO 80301

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
DYNAMIC MATERIALS CORPORATION
FOR THE ANNUAL MEETING OF STOCKHOLDERS – JUNE 6, 2007

The undersigned hereby constitutes and appoints Yvon Pierre Cariou and Richard A. Santa, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Dynamic Materials Corporation to be held at the St. Julien Hotel in Boulder, Colorado on June 6, 2007, at 9:00 a.m. local time, and at any postponements, continuations and adjournments thereof, on all matters coming before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Director’s recommendations. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

DYNAMIC MATERIALS CORPORATION
PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY. (X)

1.	Election of Directors	FOR all nominees (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees ☐
(INSTRUCTION: To withhold authority to vote for any individual nominee mark the box next to the nominee’s name below)
	Dean K. Allen ☐	Yvon Pierre Cariou ☐	Bernard Hueber ☐

	Gerard Munera ☐	Richard P. Graff ☐

2.	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 to 25,000,000
	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007
	FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1 through 3.

The Board of Directors recommends a vote “FOR” the listed proposals.

Dated:	, 2007

Signature(s)

Please mark, sign and return promptly using the enclosed envelope. Executors, administrators, trustees, etc. should give a title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.